UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 16, 2011 (November 16, 2011)
UNILIFE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-34540	27-1049354

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Cross Farm Lane, York, Pennsylvania	17406

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (717) 384-3400
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On November 16, 2011, Unilife Corporation (“Unilife”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies & Company, Inc., as representative of the several underwriters named in Schedule A to the Underwriting Agreement, relating to the public offering, issuance and sale of 8,250,000 shares of Unilife’s common stock, par value $0.01 per share (the “Common Stock”). The price to the public in this offering is $4.35 per share and the Underwriter has agreed to purchase the shares from Unilife at a price of $4.1325 per share. The net proceeds to Unilife from this offering are expected to be approximately $33,808,125 million, after deducting underwriting discounts and commissions and other estimated offering expenses payable by Unilife. The offering is expected to close on or about November 21, 2011, subject to customary closing conditions. Under the terms of the Underwriting Agreement, Unilife also granted the Underwriter a 30-day option to purchase up to an additional 1,237,500 shares of Common Stock to cover overallotments, if any.
The shares of Common Stock will be issued pursuant to a prospectus supplement to be dated as of November 16, 2011, which is being filed with the Securities and Exchange Commission (“SEC”) in connection with a takedown from Unilife’s shelf registration statement on Form S-3 (File No. 333-173195), which became effective on June 30, 2011, and the base prospectus dated June 30, 2011.
The Underwriting Agreement contains customary representations, warranties, covenants and agreements by Unilife, customary conditions to closing, indemnification obligations of Unilife and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. Each director and executive officer of Unilife has entered into an agreement with the Underwriter not to sell, transfer or otherwise dispose of securities of Unilife beneficially owned by such director or officer during the 90-day period following the offering, subject to certain exceptions and extension in certain circumstances.
The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this report. The provisions of the Underwriting Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement and are not intended as a document for investors and the public to obtain factual information about the current state of affairs of Unilife. Rather, investors and the public should look to other disclosures contained in Unilife’s filings with the SEC. A copy of the opinion of DLA Piper LLP (US) relating to the legality of the issuance and sale of the shares in the offering is attached as Exhibit 5.1 hereto.
On November 15, 2011, Unilife issued a news release announcing the offering. A copy of this news release is attached as Exhibit 99.1 to this report. On November 16, 2011, Unilife issued a news release announcing the pricing of the offering. A copy of this news release is attached as Exhibit 99.2 to this report.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

1.1	Underwriting Agreement, dated November 16, 2011 by and between Unilife Corporation and Jefferies & Company, Inc. (filed herewith)

5.1	Opinion of DLA Piper LLP (US) (filed herewith)

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

99.1	Press release dated November 15, 2011 (filed herewith)

99.2	Press release dated November 16, 2011 (filed herewith)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Unilife Corporation
Date: November 16, 2011	By:	/s/ Alan Shortall
Alan Shortall
Chief Executive Officer

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

1.1	Underwriting Agreement, dated November 16, 2011 by and between Unilife Corporation and Jefferies & Company, Inc. (filed herewith)

5.1	Opinion of DLA Piper LLP (US) (filed herewith)

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

99.1	Press release dated November 15, 2011 (filed herewith)

99.2	Press release dated November 16, 2011 (filed herewith).